UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2012

LUSTROS INC.
(Exact name of Registrant as specified in its charter)

Utah	000-30215	87-9369569
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1005 South Center Redlands, CA 92373 (Address of principal executive offices) Phone: (909) 253-0774 (Registrant’s Telephone Number)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))[Missing Graphic Reference]

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LUSTROS INC.
Form 8-K
Current Report

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)	Appointment of Directors

•
On June 22, 2012, Robert Dickey was elected to serve as an alternate director of the Company. Mr. Dickey's role as alternate director shall be to fill any future vacancies that may occur as the result of the absence or unavailability of any of the directors of the Company.

The biography for Mr. Dickey is set forth below:

ROBERT DICKEY age 66, is a lifelong entrepreneur having worked in family businesses while growing up and in later life working with his own family. He has owned construction and marketing companies. His family currently owns a portfolio of rental properties. They also are involved in the demolition and scrap business. For the past several years, Mr. Dickey and his family have owned companies that have bought and sold oil/gas leases in Ohio’s Utica Shale. He has been an investor in Ohio’s oil/gas industry for 30 years. Mr. Dickey graduated from MT. Union College in 1968 with a B.A. in Education. In 1971 he received his MS. in Education from Youngstown State University, and did extensive post Masters work at several Ohio Universities. From 1968-1998 Mr. Dickey served several Ohio school districts as a Guidance Counselor and retired from public education in 1998. Mr. Dickey’s long standing business success along with his experience in the oil/gas industry led to the conclusion that he should serve as a Director of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: June 22, 2012	By: /s/ Zirk Engelbrecht
Zirk Engelbrecht
Chief Executive Officer

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